                                                                      Exhibit 21

Name of Entity                              Jurisdiction of Organization     Ownership Interest
---------------------------------------     ----------------------------     ------------------
Eagle Bancorp, Inc. - Registrant                     Maryland
      EagleBank                                      Maryland                      100%
          Eagle Land Title Company, LLC              Maryland                      100%
Bethesda Leasing LLC                                 Maryland                      100%